                                                                    Exhibit 99.2


                                  [FRONT SIDE]

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                       OF RICHMOND COUNTY FINANCIAL CORP.

                        RICHMOND COUNTY FINANCIAL CORP.

                        SPECIAL MEETING OF STOCKHOLDERS
                                 JUNE 20, 2001

     The undersigned hereby appoints Michael F. Manzulli and Anthony E. Burke, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of common stock of Richmond County Financial Corp. (the "Company") that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company, to be held on June 20, 2001 at 10:00 a.m. local time, at Mandalay Caterers, 789 Post Avenue, Staten Island, New York, and at any and all adjournments thereof, as indicated on the reverse side of this proxy and, in their discretion, with respect to any other business that may properly come before the Special Meeting or any adjournment thereof.

     This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR adoption of the merger agreement. If any other business is presented at the Special Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxy holders in their best judgement. The undersigned hereby revokes any proxies previously submitted.

            PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                 IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE
                       VIA THE INTERNET OR BY TELEPHONE.
                     ______________________________________

                                  [BACK SIDE]
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT

1. The adoption of the Agreement and Plan of Merger, dated as of March 27, 2001, by and between New York Community Bancorp, Inc. and Richmond County Financial Corp., pursuant to which Richmond County will be merged with and into New York Community.


                 FOR               AGAINST             ABSTAIN
                 ---               -------             -------

                 [_]                 [_]                 [_]

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and of a Joint Proxy Statement/Prospectus dated _______________, 2001.


___________________________________                 ______________________
SIGNATURE OF STOCKHOLDER                                  DATE

___________________________________                 ______________________
SIGNATURE OF STOCKHOLDER                                  DATE


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please sign full title. If shares are held jointly, each holder may sign, but only one signature is required.

                 _____________________________________________

                      IF YOU WISH TO VOTE BY TELEPHONE OR
                  INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

          FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY BY MAIL

Your telephone/Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Please have this card handy when you call. You will need it in front of you in order to complete the voting process.

VOTE BY PHONE: You will be asked to enter the Control Number (look below at right).

OPTION A To vote as the Board of Directors recommends, press 1. Your vote will be confirmed.

OPTION B If you choose to vote on each proposal separately, press 0. You will hear these instructions:

               Item 1: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.
                       When asked, you must confirm your vote by pressing 1.

     Vote by Internet: The web address is www.proxyvoting.com/richmondcounty. You will be asked to enter the Control Number (look below at right).

     If you vote by telephone or Internet, DO NOT mail back your proxy.

                                   ----------

                              THANK YOU FOR VOTING

Call *  *  *   Toll Free  *  *  *  On a Touch Tone Telephone    FOR TELEPHONE/
               1-877-210-0269 - ANYTIME                         INTERNET VOTING:
               There is no charge to you for this call          CONTROL NUMBER
                                                                 _____________

                 [ Richmond County Financial Corp. Letterhead]



Dear Stock Award Recipient:

     As you know, on March 27, 2001, Richmond County Financial Corp. (the "Company") entered into an Agreement and Plan of Merger with New York Community Bancorp, Inc. The Company will hold a Special Meeting of Stockholders on June 20, 2001, to vote on this proposed merger. On behalf of the Board of Directors of the Company, I have included with this letter a yellow voting instruction card that will allow you to convey your voting instructions to RSGroup Trust Company, the trustee for the Richmond County Financial Corp. 1998 Stock-Based Incentive Plan (the "Incentive Plan Trustee"). I have also included a Notice and Joint Proxy Statement/Prospectus for the Company and New York Community Bancorp, Inc. to provide you with details on the proposed merger.

     As a stock award recipient, you are entitled to vote all shares of Company common stock awarded to you under the Incentive Plan, but in which you have not vested as of May 2, 2001. The Incentive Plan Trustee will vote those shares of Company common stock held in the Incentive Plan Trust in accordance with the instructions it receives from you and the other stock award recipients.

     In order to direct the voting of Company common stock awarded to you under the Incentive Plan, you must complete and sign the enclosed yellow voting instruction card and return it in the enclosed postage-paid envelope no later than June 13, 2001.

     If you are an employee of Richmond County Savings Bank or its affiliates you may participate in several benefit plans which hold Company common stock. Please vote all voting instruction cards you receive.

                                    Sincerely,



                                    Michael F. Manzulli
                                    Chairman of the Board and
                                    Chief Executive Officer

                  [Richmond County Financial Corp. Letterhead]

Dear ESOP Participant:

     As you know, on March 27, 2001, Richmond County Financial Corp. (the "Company") entered into an Agreement and Plan of Merger with New York Community Bancorp, Inc. The Company will hold a Special Meeting of Stockholders on June 20, 2001, to vote on this proposed merger. On behalf of the Board of Directors of the Company, I have included with this letter a green voting instruction card that will allow you to convey your voting instructions to RSGroup Trust Company, the trustee for the Richmond County Savings Bank Employee Stock Ownership Plan (the "ESOP Trustee"). I have also included a Notice and Joint Proxy Statement/Prospectus for the Company and New York Community Bancorp, Inc. to provide you with details on the proposed merger.

     As a participant in the ESOP, you are entitled to vote all shares of Company common stock allocated to your ESOP Account as of May 2, 2001. These allocated shares of Company common stock will be voted as directed by you, provided your instructions are received by the ESOP Trustee by June 13, 2001. The ESOP Trustee, subject to its fiduciary duties, will vote any unallocated shares of Company common stock and any allocated shares of Company common stock for which timely instructions are not provided in a manner calculated to most accurately reflect the instructions from participants regarding the shares of Company common stock allocated to participants' accounts.

     In order to direct the voting of the shares allocated to your ESOP account, please complete and sign the enclosed green voting instruction card and return
it in the enclosed postage-paid envelope no later than June 13, 2001.   Your
vote will not be revealed, directly or indirectly, to any officer, employee or director of the Company or Richmond County Savings Bank.

     As an employee of Richmond County Savings Bank or its affiliates you may participate in several benefit plans which hold Company common stock. Please vote all voting instruction cards you receive.

                                    Sincerely,



                                    Michael F. Manzulli
                                    Chairman of the Board and
                                    Chief Executive Officer

                  [Richmond County Financial Corp. Letterhead]

Dear 401(k) Plan Participant:

     As you know, on March 27, 2001, Richmond County Financial Corp. (the "Company") entered into an Agreement and Plan of Merger with New York Community Bancorp, Inc. The Company will hold a Special Meeting of Stockholders on June 20, 2001, to vote on this proposed merger. On behalf of the Board of Directors of the Company, I have included with this letter a blue voting instruction card that will allow you to convey your voting instructions to RSGroup Trust Company, the trustee for the Richmond County Stock Fund in the Richmond County Savings Bank 401(k) Plan (the "Employer Stock Fund Trustee"). I have also included a Notice and Joint Proxy Statement/Prospectus for the Company and New York Community Bancorp, Inc. to provide you with details on the proposed merger.

     As an investor in the Richmond County Stock Fund you are entitled to vote all shares of Company common stock credited to your account in the Richmond
County Savings Bank 401(k) Plan as of May 2, 2001.    The Employer Stock Fund
Trustee will vote the Company common stock credited to your account as directed by you, provided your instructions are received by the Employer Stock Fund Trustee by June 13, 2001. The Employer Stock Fund Trustee will vote all shares of Company common stock for which timely instructions were not received in a manner calculated to most accurately reflect the instructions the Employer Stock Fund Trustee received.

     In order to direct the voting of shares of Company common stock credited to your account in the Richmond County Savings Bank 401(k) Plan, please complete and sign the enclosed blue voting instruction card and return it in the enclosed
postage-paid envelope no later than June 13, 2001.   Your vote will not be
revealed, directly or indirectly, to any officer, employee or director of the Company or Richmond County Savings Bank.

      As an employee of Richmond County Savings Bank or its affiliates you may participate in several benefit plans which hold Company common stock. Please vote all voting instruction cards you receive.

                                    Sincerely,



                                    Michael F. Manzulli
                                    Chairman of the Board and
                                    Chief Executive Officer

                  [Richmond County Financial Corp. Letterhead]



Dear Stock Compensation Plan Participant:

     As you know, on March 27, 2001, Richmond County Financial Corp. (the "Company") entered into an Agreement and Plan of Merger with New York Community Bancorp, Inc. The Company will hold a Special Meeting of Stockholders on June 20, 2001, to vote on this proposed merger. On behalf of the Board of Directors of the Company, I have included with this letter a white voting instruction card that will allow you to convey your voting instructions to RSGroup Trust Company, the trustee for the Richmond County Stock Compensation Plan (formerly known as the "Bayonne Bancshares, Inc. 1998 Stock-Based Incentive Plan"). I have also included a Notice and Joint Proxy Statement/Prospectus for the Company and New York Community Bancorp, Inc. to provide you with details on the proposed merger.

     As a participant in the Richmond County Stock Compensation Plan (the "Stock Compensation Plan"), you are entitled to vote all shares of Company common stock awarded to you under the Stock Compensation Plan, but in which you have not
vested as of May 2, 2001.   RSGroup Trust Company (the "Stock Compensation Plan
Trustee") will vote those shares of Company common stock held in the Stock Compensation Plan Trust in accordance with the instructions it receives from you and the other stock award recipients.

     In order to direct the voting of Company common stock awarded to you under the Stock Compensation Plan, you must complete and sign the enclosed white voting instruction card and return it in the enclosed postage-paid envelope no later than June 13, 2001.

     If you are an employee of Richmond County Savings Bank or its affiliates you may participate in several benefit plans which hold Company common stock. Please vote all voting instruction cards you receive.

                                    Sincerely,



                                    Michael F. Manzulli
                                    Chairman of the Board and
                                    Chief Executive Officer

[FRONT SIDE]                        [Form of]

        YOUR VOTING INSTRUCTIONS ARE SOLICITED BY THE BOARD OF DIRECTORS
                       OF RICHMOND COUNTY FINANCIAL CORP.

                        RICHMOND COUNTY FINANCIAL CORP.
                        SPECIAL MEETING OF STOCKHOLDERS
                                 JUNE 20, 2001

     The undersigned hereby directs the plan trustee to vote all shares of common stock of Richmond County Financial Corp. (the "Company") that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company, to be held on June 20, 2001 at 10:00 a.m. local time, at Mandalay Caterers, 789 Post Avenue, Staten Island, New York, and at any and all adjournments thereof, as indicated on the reverse side of this voting instruction card and, in its discretion, with respect to any other business that may properly come before the Special Meeting or any adjournment thereof.

     This voting instruction card is revocable and will be voted as directed.
If any other business is presented at the Special Meeting, including whether or not to adjourn the meeting, your shares of Company common stock will be voted by the plan trustee in its best judgement. The undersigned hereby revokes any voting instructions previously submitted.

       PLEASE COMPLETE, DATE, SIGN AND MAIL THIS VOTING INSTRUCTION CARD
             IN THE ENCLOSED POSTAGE-PAID ENVELOPE BY JUNE 13, 2001
                     ______________________________________

                                  [BACK SIDE]
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT

2. The adoption of the Agreement and Plan of Merger, dated as of March 27, 2001, by and between New York Community Bancorp, Inc. and Richmond County Financial Corp., pursuant to which Richmond County will be merged with and into New York Community.

               FOR                     AGAINST               ABSTAIN
               ---                     -------               -------

               [_]                       [_]                   [_]

     The undersigned acknowledges receipt from the Company prior to the execution of this voting instruction card of a Notice of Special Meeting of Stockholders and of a Joint Proxy Statement/Prospectus dated _______________, 2001.


_________________________________________              _____________________
SIGNATURE OF PLAN PARTICIPANT                          DATE